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                                                                    Exhibit 23.3

                          [FRAZIER & DEETER, LLC LOGO]

                             FRAZIER & DEETER, LLC
                   CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS

               --------------------------------------------------

         600 Peachtree Street, N.E., Suite 1900, Atlanta, Georgia 30308 main 404.253.7500 fax 404.253.7501 www.frazier-deeter.com





             CONSENT OF FRAZIER & DEETER, LLC INDEPENDENT AUDITORS

We consent to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of Verso Technologies, Inc. filed with the Securities and Exchange Commission of our report dated June 27, 2003 with respect to the consolidated financial statements of Clarent Corporation as of December 31, 2002 and for the year then ended.

We also consent to the reference to us under the heading "Experts" in such Registration Statement on Form S-1.


                                           /s/ Frazier & Deeter, LLC
                                           -------------------------
                                           Frazier & Deeter, LLC


Atlanta, Georgia
September 5, 2003








        A Member of American Institute of Certified Public Accountants,
           Georgia Society of Certified Public Accountants, PCPS and
        SEC Practice Sections of the AICPA, CPAmerica International and
                           PKF International Limited.